Exhibit 99.2
September 8, 2026

DeFi Development Corp. Launches CHAD, the First SOL-Backed Digital Credit Instrument, With Participation From Fundstrat’s Tom Lee

First-of-its-kind offering represents a major milestone in Digital Credit and capital markets innovation and establishes a new funding engine for SOL accumulation

Inaugural $11 million offering expected to be SOL Per Share accretive as substantially all net proceeds are deployed into SOL

BOCA RATON, FL — September 8, 2026 — DeFi Development Corp. (Nasdaq: DFDV) (the “Company”), the first U.S. public company with a treasury strategy built to accumulate and compound Solana (“SOL”), today announced the closing of its previously announced underwritten public offering of shares of its Variable Rate Series C Perpetual Preferred Stock (“CHAD”), generating approximately $11 million in gross proceeds before underwriting discounts, commissions and offering expenses.

CHAD represents the first SOL-backed Digital Credit instrument, marking a significant expansion of the emerging Digital Credit category beyond bitcoin and an important milestone in the development of new public-market financing instruments backed by productive digital assets.

The offering included participation from Thomas Lee, Co-Founder and Head of Research at Fundstrat Global Advisors and Chairman of the Board of Directors of BitMine, alongside other investors.

CHAD was issued at a public offering price of $8.00 per share, with a stated amount of $10.00 per share and an initial annual dividend rate of 13.0%, equivalent to an initial effective yield of approximately 16.25% based on the offering price. CHAD pays cumulative dividends daily, when, as and if declared by the Company’s Board of Directors, and its dividend rate may be adjusted in accordance with the terms of the security.

CHAD is listed on The Nasdaq Capital Market under the ticker symbol “CHAD.”

The Company expects to use substantially all of the net proceeds from the offering to acquire additional SOL.

R.F. Lafferty & Co., Inc. acted as sole book-running manager for the offering.

Because CHAD is non-convertible preferred equity, the issuance does not increase DFDV’s common share count. As a result, upon deployment of the offering proceeds into additional SOL, the Company expects the transaction to be accretive to SOL per share (“SPS”), DFDV’s north-star operating metric.

Management believes CHAD has the potential to establish a new, repeatable source of capital for SOL accumulation, allowing DFDV to increase the size of its SOL treasury and grow SPS without issuing additional common shares.

“CHAD represents a major milestone for DFDV and for the evolution of Digital Credit,” said Joseph Onorati, Chief Executive Officer and Chairman of the Board. “For the first time, investors can access Digital Credit backed by Solana, while DFDV gains a new source of permanent capital that can be deployed directly into additional productive SOL.”

“The immediate benefit is straightforward: we expect this transaction to increase SPS without increasing our common share count. But the much larger opportunity is what CHAD can become. If we establish the instrument around par and scale it over time, we believe CHAD can help accelerate the capital markets flywheel that allows DFDV to aggressively accumulate SOL and compound SOL per share.”

Productive Digital Credit
CHAD extends the emerging Digital Credit category to Solana for the first time.

Unlike bitcoin, SOL is a productive digital asset capable of generating native staking yield. DFDV seeks to further enhance that yield through its validator operations and onchain treasury activities.

The Company believes this creates a differentiated model in which capital raised through CHAD can be deployed into additional SOL, while that SOL can itself generate organic yield that contributes to the Company’s broader earnings profile.

“Bitcoin proved there is enormous demand for Digital Credit. We think Solana makes the product fundamentally better,” said Onorati. “SOL is not only an asset we believe has significant upside this cycle, but it is also a productive asset. CHAD allows us to pair permanent preferred capital with an asset that can generate yield from the moment it enters our treasury.”

Establishing CHAD at Par is a Top Priority
CHAD was designed as a variable-rate preferred security with a $10.00 stated amount.

Under CHAD’s terms, the Company has flexibility to adjust the dividend rate subject to specified limitations and conditions. DFDV currently intends to manage the dividend rate with the objective of supporting CHAD’s market price within its targeted trading range.

Supporting CHAD toward its $10.00 stated amount is one of the Company’s highest near-term capital markets priorities.

Management believes establishing CHAD near its stated amount, while building liquidity in the security, could create the foundation for CHAD to scale through future capital markets activity and become a meaningful recurring source of funding for additional SOL purchases.

“Getting CHAD established around par is a top priority,” said Dan Kang, Chief Strategy Officer and Head of Investor Relations. “The variable-rate structure gives us the flexibility to actively manage the instrument toward that objective. If we execute, we believe CHAD can become a deep, scalable and recurring source of capital for DFDV and become a critical part of how the Company grows SPS over time.”

DFDV expects CHAD to become a core component of its long-term capital strategy alongside common equity and other financing instruments.

The Company expects to provide an update regarding its SOL holdings and SPS following deployment of the offering proceeds.

For more information about CHAD, visit www.defidevcorp.com/chad. To stay up to date with the latest developments and insights, subscribe to our blog.

About DeFi Development Corp.
DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.
The Company is also an AI-powered online platform that connects the commercial real estate industry by providing value-add services and software subscriptions to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage. The Company’s data and software offerings are generally offered on a subscription basis as software as a service.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements regarding the proposed public offering of CHAD Stock and the use of proceeds, and can be identified by words such as "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the

Company's current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside of the Company's control. The Company's actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.
Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated losses that the Company may incur as a result of a decrease in the market price of SOL; (ii) a failure for the demand for SOL, or activity on the SOL network, to continue to develop and grow as predicted in our DFDV Model or at all; (iii) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (iv) the effect of and uncertainties related to the ongoing volatility in interest rates; (v) our ability to achieve and maintain profitability in the future; (vi) the impact on our business of the regulatory environment and complexities of complying with such environment, including changes in securities laws or other laws or regulations; (vii) changes in the accounting treatment relating to the Company's SOL holdings; (viii) our ability to respond to general economic conditions; (ix) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (x) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth; and (xi) other risks and uncertainties more fully described in the section captioned "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other reports we file with the SEC.

As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
ir@defidevcorp.com

Media Contact:
press@defidevcorp.com